                                                               EXHIBIT 10.54
                                 FIRST AMENDMENT


THIS FIRST AMENDMENT made on March 20, 1997, between NOVUS Credit Services Inc.("Landlord") and SPS Payment Systems, Inc. ("Tenant").


                                   RECITALS:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 1, 1993 (the "Lease"); and

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and increase the rentable square feet thereunder:


                                   AGREEMENT:

NOW THEREFORE, intending to be legally bound, and for and in consideration of the Recitals (which are incorporated herein and made a part hereof) the mutual promises and covenants herein contained as well as in the Lease, and for other good and valuable consideration, Landlord and Tenant hereby mutually agree as follows:

1. In the event of any conflict between the terms hereof and the terms of the Lease, the terms of this First Amendment shall control.

2. Landlord and Tenant agree that effective February 1, 1997 the leased premises that Tenant hereby rents from Landlord shall be approximately 94,956 rentable square feet (RSF) (the "Leased Premises"), consisting of 86,403 RSF, the full fourth floor, and 8,553 RSF on the third floor, south wing. The Leased Premises are shown crosshatched in red on Exhibit A, which is attached hereto and which replaces Exhibit A of the original lease.

3. Landlord and Tenant agree to extend the Term of the Lease in accordance with Section XIV, Option 1, of the Lease for a period of three (3) years, beginning February 1, 1997 and ending January 31, 2000 subject to the following Base Rent schedule:

        2/01/97-1/31/1998 Rent Per Sq. Ft. - the lower of $30.41 or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI company for the same period.

        2/01/98-1/31/1999 Rent Per Sq. Ft. - the lower of $36.71 or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company for the same period.

        2/01/99-1/31/2000 Rent Per Sq. Ft. - the lower of $38.17 or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company for the same period.


     Base Rent shall be paid in monthly installments, payable in advance on the first business day of the month as follows:

        Monthly installments of the lesser of Two Hundred Forty Thousand Six Hundred Thirty Four and 33/100 Dollars ($240,634.33) or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI company times the Leased Premises (as stated above) divided by 12, for the period from February 1, 1997 through January 31, 1998; and

        Monthly installments of the lesser of Two Hundred Ninety Thousand Four Hundred Eighty Six and 23/100 Dollars ($290,486.23) or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company, times the Leased Premises (as stated above) divided by 12, for the period from February 1, 1998 through January 31, 1999; and

        Monthly installments of the lesser of Three Hundred Two Thousand Thirty Nine and 21/100 Dollars ($302,039.21) or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company, times the Leased Premises (as stated above) divided by 12, for the period from February 1, 1999 through January 31, 2000.

     Notwithstanding the above, Landlord shall determine, at its sole discretion annually, its prior year's actual Base Rent expense for the Leased Premises. Landlord shall invoice Tenant for the difference between the actual Base Rent expense, as determined above, and the amount of Base Rent paid to Landlord if the actual Base Rent is greater. Likewise, Landlord shall credit Tenant for the difference between the Base Rent paid to Landlord and the actual Base Rent expense, as determined above, if the Base Rent paid is greater. If Tenant is invoiced for Base Rent, Tenant agrees to pay said invoice within thirty (30) days from the date thereof. However, in no case shall any adjustment for a prior year's actual Base Rent expense cause Tenant's Base Rent for such prior year to exceed the applicable amount in the Base Rent schedule set forth above. Landlord shall exercise good business judgment to contain operating costs within the proposed Base Rent structure.

     In the event there is mutual agreement between the Landlord and Tenant that the Term be modified, the parties will amend the Term of this Lease Agreement.

4. Landlord and Tenant agree that Tenant shall pay Landlord as rental for the existing furniture ("Furniture Rent") in the Leased Premises at the same place as the Base Rent according to the following schedule:

        The lesser of $4.10 Per Square Foot in monthly installments of Thirty Two Thousand Four Hundred Forty Three and 30/100 Dollars ($32,443.30) or the lowest amount that shall be charged or allocated per rentable square foot to any other NCSI company for the period from February 1, 1997 through January 31, 1998;

        The lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company, times the Leased Premises square footage divided by 12, for the period from February 1, 1998 through January 31, 1999;

        The lowest amount that shall be charged or allocated per rentable square foot to any other NCSI Company, times the Leased Premises square footage divided by 12, for the period from February 1, 1999 through January 31, 2000.

5.   Delete Section V, RELOCATION, in its entirety.

6. Delete the last paragraph of Section XIV, TERMS OF RENEWAL, in its entirety.

7. All other terms and conditions of the Lease shall remain in full force and effect and are hereby fully ratified and confirmed.


IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed.

                              LANDLORD:

                              NOVUS CREDIT SERVICES INC.


                              By:    Bruce L. Osborne


Title: Vice President


Date:  March 20, 1997



                              TENANT:

                              SPS PAYMENT SYSTEMS, INC.


                              By: Robert L. Wieseneck


                              Title: President


                              Date: March 20, 1997



leasedoc\amendmen\spsamend.1st - March 27, 1997